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                                                                   Exhibit 10.30
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                    SECURED CONTINUING GUARANTEE OF PAYMENT

                                      BY


                      COLORADO GREENHOUSE HOLDINGS, INC.

                              FOR THE BENEFIT OF

                COLORADO SPRINGS PRODUCTION CREDIT ASSOCIATION


                                     DATED
                                     AS OF

                              JANUARY  24, 1997.


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                    SECURED CONTINUING GUARANTEE OF PAYMENT

     THIS GUARANTEE OF PAYMENT (this "Guarantee") is executed as of the 24th day of January, 1997 by Colorado Greenhouse Holdings, Inc. (hereinafter referred to as the "Guarantor") in favor of Colorado Springs Production Credit Association (hereinafter referred to as "Lender").

                                  BACKGROUND

     Colorado Greenhouse, Inc. (the "Borrower") has obtained or may desire at some point in time and/or from time to time to obtain loans, advances and other financial accommodations from Lender. Owing to Borrower's financial condition and/or other factors, Lender is not willing to extend or continue to extend credit to the Borrower without the guarantee of the Guarantor. The Borrower is a wholly-owned subsidiary of the Guarantor and the Guarantor has a financial interest in the Borrower and is expecting to benefit from such credit, and therefore the Guarantor is willing to furnish that guarantee in order to induce Lender to extend or to continue to extend credit to the Borrower.

     NOW, THEREFORE, in order to induce Lender to extend credit to the Borrower and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:

     SECTION 1 GUARANTEE. The Guarantor hereby unconditionally and irrevocably guarantees to Lender the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all indebtedness, obligations and liabilities, including without limitation all non-monetary covenants and other obligations, of the Borrower to Lender, whether now existing or hereafter incurred, including but not limited to those under or arising out of or in connection with any loans, advances, acceptances, letters of credit, indemnities, foreign exchange contracts or any other kind of contract or agreement under which the Borrower may be indebted to Lender in any manner, whether for principal, interest, fees, surcharges, expenses or otherwise. For ease of reference: (i) all such indebtedness, obligations and liabilities shall hereinafter be collectively referred to as the "Guaranteed Obligations"; and (ii) all instruments, documents and agreements evidencing or relating to the Guaranteed Obligations (including all loan agreements, promissory notes, reimbursement agreements, security agreements, mortgages and deeds of trust) shall hereinafter collectively be referred to as the "Loan Documents."

     SECTION 2 SECURITY AGREEMENT. To secure the payment or performance of all Guaranteed Obligations, the hereby grants to Lender a continuing security interest in and to the following property and interests in property of the Guarantor, whether now owned or existing or hereafter acquired or arising and wheresoever located: all accounts, inventory, equipment, fixtures, farm products, general intangibles, chattel paper, instruments, documents, intellectual property, and all accessions to, substitutions for, and all replacements, products and proceeds of the foregoing, all books and records (including without limitation customer lists, credit files, computer programs, printouts, data whether stored electronically or otherwise, and other computer materials and records) pertaining to the foregoing, and all insurance policies insuring the above collateral. Without limiting any of the foregoing, Guarantor also (i) grants to Lender a continuing security interest in and to and a pledge of all its interests in (as more specifically set forth in the "Pledge Agreement" of even date herewith) the Guarantor's interests in Borrower, and
(ii) shall cause CG Member, Inc. ("CG Member"), a wholly-owned subsidiary of Guarantor, also to grant to Lender a pledge and security interest in all its interest in its subsidiary, Colorado Greenhouse, LLC (the "LLC"). All of the property and interests of the Guarantor described in this Section 2 (including, without limitation, the Guarantor's interest in the Borrower) and CG Member's interest in the LLC shall hereinafter be referred to as the "Collateral."

     SECTION 3 GUARANTY OF PAYMENT; WAIVER OF DEFENSES, ETC. This Guarantee is a guarantee of payment and not of collection, and of performance of Borrower's obligations to Lender. The Guarantor acknowledges and agrees that this Guarantee is an absolute and independent obligation of the Guarantor and therefore waives any right to require that any action be brought against the Borrower, another guarantor or any other Person or entity which is liable for all or any part of the Guaranteed Obligations, or to require that resort be had at any time to any security for the Guaranteed Obligations or to any right of setoff or similar right. The Guarantor's obligations hereunder shall be payable on demand and shall be absolute and unconditional irrespective of (and the Guarantor hereby expressly waives any defense or claim of discharge based on): (i) the alteration or modification from time to time (whether material or otherwise); (ii) the waiver by Lender of the Borrower's compliance with any of the terms and conditions of the Loan Documents; (iii) the forbearance by Lender from exercising any right or remedy it may have under the Loan Documents or under law; (iv) any inability, failure, neglect or omission to obtain, perfect, maintain, enforce, or realize upon any Collateral for the Guaranteed Obligations, or to pursue or obtain any deficiency judgment against the Borrower following any foreclosure of any security interest, mortgage or deed of trust;
(v) the loss or impairment of any Collateral, the subordination or release of Lender's lien thereon, or the sale, pledge, surrender, exchange or substitution of any Collateral; (vi) Lender releasing, waiving, discharging, or modifying the obligations of one or more other guarantors (whether a party hereto or to a separate agreement with Lender); (vii) the acceptance by Lender of any partial payment on the Guaranteed Obligations or any Collateral therefor, or Lender settling, subordinating, compromising, discharging, or releasing the Guaranteed Obligations or any Collateral therefor; (viii) the unenforceability of the loan Documents; (ix) any defenses or counterclaims assertable by the Borrower, including any defense or counterclaim based on failure of consideration, fraud, statute of frauds, bankruptcy, statute of limitations, lender liability, and accord and satisfaction; (x) any setoff, counterclaim, recoupment or similar right assertable by the Borrower, the Guarantor, or other guarantor (whether a party hereto or to a separate guarantee); or (xi) any other circumstance which constitutes a legal or equitable discharge of a guarantor or surety. This Guarantee shall continue in full force and effect until five business days after written notice of termination shall have been received by Lender. Notwithstanding the foregoing, such notice of termination shall not be effective as to any Guaranteed Obligations: (1) existing prior to the effective date of termination; (2) arising thereafter pursuant to any commitment to extend credit entered into prior to the effective date of such notice (regardless of whether Lender has or from time to time acquires a right to suspend or terminate such commitment owing to the occurrence of a default or otherwise); (3) any extensions, renewals, or refinancing(s) of any Guaranteed Obligations referred to in (1) or (2) above made before or after the effective date of termination; and (4) interest, fees, expenses and other Guaranteed Obligations relating to any of the foregoing. In addition, no such notice of termination shall in any manner impair or alter Lender's rights or obligations hereunder with respect to such Guaranteed Obligations (including under Sections 3 and 6 hereof) or affect or impair the obligations of any other guarantor (whether a party hereto or to a separate guarantee).

     SECTION 4 SUBORDINATION AND SUBROGATION. The Guarantor hereby agrees that all indebtedness and other obligations of the Borrower (now existing or hereafter incurred) to the Guarantor are and shall be subordinated in right of payment to the prior payment in full by the Borrower of its obligations to Lender under the Loan Documents. During the existence of a default under the Loan Documents, no payments by the Borrower shall be accepted by the Guarantor with respect to such sub-

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ordinated obligations and, if any such payments are inadvertently received, the same shall be held in trust and promptly turned over to Lender. The Guarantor hereby waives all claims, rights or remedies that it may have at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Lender) to seek contribution, indemnification, or any other form of reimbursement from the Borrower, any other guarantor, or any other person or entity now or hereafter primarily or secondarily liable for any obligations of the Guarantor to Lender for any disbursement made by the Guarantor under or in connection with this Guarantee. The Guarantor hereby stipulates and agrees that any such disbursement made by the Guarantor shall be a contribution to the equity capital of the Borrower.

     SECTION 5 RECOVERY OF PAYMENT. If any payment received by Lender and applied to the Guaranteed Obligations is subsequently set aside, recovered, rescinded, or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Guarantor), the Guaranteed Obligations to which such payment was applied shall for the purposes of this Guarantee and all instruments or documents executed in connection herewith or securing the Guarantor's obligations hereunder, be deemed to have continued in existence, and this Guarantee shall be enforceable as to such Guaranteed Obligations as fully as if such applications had never been made.

     SECTION 6 INFORMATION REGARDING BORROWER; WAIVER OF NOTICES, ETC. The Guarantor assumes responsibility for keeping fully informed of the financial condition of the Borrower, its liability hereunder and all other circumstances affecting the Borrower's ability to pay and perform the Guaranteed
Obligations. The Guarantor agrees that Lender shall have no duty to report to or notify the Guarantor of: (i) any information which Lender shall receive about the financial condition of the Borrower (including adverse matters); (ii) the Borrower's performance under the Loan Documents (including nonpayment or the occurrence of any other default); (iii) any circumstances bearing on the Borrower's ability to perform the Guaranteed Obligations; (iv) any increases in the amount of the Guaranteed Obligations or any renewals, extension or refinancing(s) of any Guaranteed Obligation; (v) any actions taken by Lender or the Borrower under any Loan Document; (vi) any matters relating to another guarantor; (vii) any matter set forth in Section 3 hereof; or (viii) any other matter relating to the Guaranteed Obligations; and the Guarantor hereby expressly and unconditionally waives any defense or claim of discharge based on the failure of Lender to report to notify the Guarantor of any such information. In addition, the Guarantor hereby acknowledges that it has entered into this Guarantee based upon its own independent knowledge of or investigation in to the affairs of the Borrower and any other guarantor (whether a party hereto or to a separate guarantee) and has not relied in any respect on Lender or any officers, employees, or agents thereof.

     SECTION 7 REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants as follows:

          (A) ORGANIZATION; POWER; ETC. The Guarantor: (i) is duly organized, validly existing, and in good standing under the laws of its state of incorporation or formation; (ii) is duly qualified to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary; (iii) has all requisite corporate and legal power to own and operate its assets and to carry on its business and to enter into and perform under this Guarantee; and (iv) has duly and lawfully obtained and maintained all licenses, certificates, permits, authorizations, approvals, and the like which are material to the conduct of its business or which my be otherwise required by law, rule, regulation, ordinance, code, order or the like (collectively, "Laws").

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          (B)  DUE AUTHORIZATION; NO VIOLATION; ETC.  The execution and delivery by the Guarantor of, and the performance by the Guarantor of its obligations under, this Guarantee and all instruments and documents executed in connection herewith have been duly authorized by all requisite corporate or other action on the part of the Guarantor and do not and will not: (i) conflict with, or constitute (with or without the giving of notice and/or the passage of time and/or the occurrence of any other condition) a default under, any other agreement to which the Guarantor is a party or by which it or any of its property may be bound or affected, or with any provision of its certificate of incorporation, bylaws or other organizational documents; (ii) require the consent, permission, authorization, order or license of any governmental authority or of any part to any agreement to which the Guarantor is a party or by which it or any of its property may be bound or affected, except as has been obtained and are in full force and effect; (iii) violate any provision of any law, rule regulation, order, writ judgment, injunction, decree, determination or aware presently in effect applicable to it; or (iv) result in, or require, the creation or imposition of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties now owned or hereafter acquired, except as created hereunder in favor of Lender).

          (C) BINDING AGREEMENT. This Guarantee and each instrument and document executed in connection herewith is, or when executed and delivered will be, the legal, valid, and binding obligation of the Guarantor, enforceable in accordance with its terms, subject only to limitations on enforceability imposed by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting creditor's rights generally.

          (D) LITIGATION. There are no pending legal, arbitration, or governmental actions or proceedings to which the Guarantor is a party or to which any of its property is subject which, if adversely determined, could have a material adverse effect on the condition, financial or otherwise, operations, properties, or business of the Guarantor, or on the ability of the Guarantor to perform its obligations hereunder or under any instrument or document executed in connection herewith, and to the best of the Guarantor's knowledge, no such actions or proceedings are threatened or contemplated.

          (E) TITLE TO PROPERTY. The Guarantor has title to, or valid leasehold interests in, all of its property, real and personal, (other than any property disposed of in the ordinary course of business), and none of its property is subject to any "Lien" (as defined in Section 9(B) hereof), except as permitted under Section 9(B).

          (F) COMPLIANCE WITH LAWS, ENVIRONMENTAL MATTERS, ETC. All of the properties of the Guarantor and all of its operations are in compliance in all material respects with all applicable Laws including, without limitation, all Laws relating to the environment. No property owned or leased by the Guarantor is being used or, to its knowledge, has been used for the disposal, treatment, storage, processing or handling of hazardous waste or materials (as defined under any environment Law) and no investigation, claim, litigation, proceeding, order, judgment, decree, settlement, lien or the like with respect to any environmental matter is proposed, threatened, anticipated or in existence with respect to its properties or operations. In addition, no environmental contamination or condition currently exists on any property of the Guarantor or, to its knowledge, any adjoining property, which could delay the sale or other disposition of, or could have (or already has had) an adverse effect on the value of, its property.

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          (G)  COMPLIANCE WITH GUARANTEE.  As of the date hereof, the Guarantor is operating its business in compliance with all of the covenants set forth in this Guarantee.

     SECTION 8 AFFIRMATIVE COVENANTS. Unless otherwise agreed to in writing by Lender, while this Guarantee is in effect, whether or not any Guaranteed Obligations are outstanding hereunder, the Guarantor agrees to:

          (A) CORPORATE EXISTENCE, LICENSES, ETC. Preserve and keep in full force and effect its and its subsidiaries' existence and good standing in the jurisdiction of their respective incorporation or formation, qualify and remain qualified to transact business in all jurisdictions where such qualification is required, and obtain and maintain all licenses, certificates, permits, authorizations, approvals, and the like which are material to the conduct of its business or required by Law.

          (B) COMPLIANCE WITH LAWS. Comply in all material respects with all applicable Laws, including, without limitation, all Laws relating to environmental protection. In addition, the Guarantor agrees to cause all persons occupying or present on any of its properties to comply in all material respects with all Laws relating to such properties.

          (C) INSURANCE. Maintain insurance with insurance companies or associations acceptable to Lender in its reasonable discretion in such amounts and covering such risks as are usually carried by companies engaged in the same or similar business and similarly situated, and make such increases in the type or amount of coverage as Lender may reasonably request. All such policies insuring any collateral for the Guarantor's obligations to Lender shall have mortgagee or lender loss payable clauses or endorsements in form and content acceptable to Lender in its reasonable discretion. At Lender's request, certificates of insurance for all policies (or such other proof of compliance with this Subsection as may be satisfactory to Lender) shall be delivered to Lender.

          (D) PROPERTY MAINTENANCE. Maintain all of its property that is necessary to or useful in the proper conduct of its business in good working condition, ordinary wear and tear excepted.

          (E) BOOKS AND RECORDS. Keep adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles ("GAAP") consistently applied.

          (F) INSPECTION. Permit Lender or its agents, upon reasonable notice and during normal business hours or at such other times as the parties may agree, to examine its properties, books, and records, and to discuss its affairs, finances, and accounts, with its respective officers, directors, employees, and independent certified public accountants.

          (G)  REPORTS AND NOTICES.  Furnish to Lender:

          (I) ANNUAL FINANCIAL STATEMENTS. As soon as available, but in no event more than 120 days after the end of each fiscal year of the Guarantor occurring during the term hereof, the consolidated annual financial statements of the Guarantor and its consolidated subsidiaries prepared in accordance with GAAP consistently applied. Such financial statements shall: (a) be audited by Arthur Anderson & Co. or such other independent certified public accountant selected by the Guarantor and acceptable to Lender, in its reasonable discretion; (b) be accompanied by a report of such

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accountant containing an opinion thereon acceptable to Lender; (c) be prepared in reasonable detail and in comparative form; and (d) include a balance sheet, a statement of income, a statement of retained earnings, a statement of cash flows, and all notes and schedules relating thereto.

          (II)   INTERIM FINANCIAL STATEMENTS.   As soon as available, but in no
event more than 30 days after the end of each quarter, a consolidated balance sheet of Guarantor as of the end of such quarter, a consolidated statement of income for Guarantor and its consolidated subsidiaries for such period and for the period year to date, and such other interim statements as Lender may specifically request, all prepared in reasonable detail and in comparative form inaccordance with GAAP.

          (III) NOTICE OF DEFAULT. Promptly after becoming aware thereof, notice of the breach of any covenant contained in this Guarantee or any instrument or document executed in connection herewith.

          (IV) NOTICE OF NON-ENVIRONMENTAL LITIGATION. Promptly after the commencement thereof, notice of the commencement of all actions, suits, or proceedings before any court, arbitrator, or governmental department, commission, board, bureau, agency, or instrumentality affecting the Guarantor which, if determined adversely to the Guarantor, could have a material adverse effect on the financial condition, properties, profits, or operations of the Guarantor.

          (V) NOTICE OF ENVIRONMENTAL LITIGATION, ETC. Promptly after receipt thereof, notice of the receipt of all pleadings, orders, complaints, indictments, or any other communication alleging a condition that may require the Guarantor to undertake or to contribute to a cleanup or other response under environmental Laws, or which seek penalties, damages, injunctive relief, or criminal sanctions related to alleged violations of such Laws, or which claim personal injury or property damage to any person as a result of environmental factors or conditions.

          (VI) OTHER INFORMATION. Such other information regarding the condition or operations, financial or otherwise, of the Guarantor as Lender may from time to time reasonably request.

     SECTION 9 NEGATIVE COVENANTS. Unless otherwise agreed to in writing by Lender, while this Guarantee is in effect, whether or not any Guaranteed Obligations are outstanding, the Guarantor will not:

          (A) BORROWINGS. Create, incur, assume, or allow to exist, directly or indirectly, any indebtedness or liability for borrowed money (including trade or bankers' acceptances), letters of credit, or the deferred purchase price of property or services (including capitalized leases), except for: (i) debt to Lender; (ii) accounts payable to trade creditors incurred in the ordinary course of business; and (iii) current operating liabilities (other than for borrowed money) incurred in the ordinary course of business.

          (B) LIENS. Create, incur, assume, or allow to exist any mortgage, deed of trust, pledge, lien (including the lien of an attachment, judgment, or execution), security interest, or other encumbrance of any kind upon any of its property, real or personal (collectively, "Liens"). The foregoing restrictions shall not apply to: (i) Liens in favor of Lender; (ii) Liens for taxes, assessments, or governmental charges that are not past due, or if past due, are being contested in good faith and

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by appropriate proceedings, the amount secured (including interest and penalties) does not exceed $100,000.00, the Liens are stayed and adequate reserves have been established in accordance with GAAP; (iii) pledges and deposits under workers' compensation, unemployment insurance, and social security Laws; (iv) pledges and deposits to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), and like obligations arising in the ordinary course of business as conducted on the date hereof; (v) Liens imposed by Law in favor of mechanics, material suppliers, warehouses, and like persons that secure obligations that are not past due, or if past due, are being contested in good faith and by appropriate proceedings, the Liens are stayed, and adequate reserves have been established in accordance with GAAP; and (vi) easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the Company's occupation, use, and enjoyment of the property or assets encumbered thereby or materially impair the value of the property subject thereto.

          (C) MERGERS, ACQUISITIONS, ETC. Without the prior written consent of Lender, which consent shall not be unreasonably withheld, merge or consolidate with any other entity or acquire all or a material part of the assets of any person or entity, or form or create any new subsidiary or affiliate, or commence operations under any other name, organization or entity, including any joint venture; provided, however, that no prior consent shall be necessary if prior to undertaking any of the above actions Guarantor shall have delivered to Lender and Lender shall not have objected within fifteen (15) days of receipt of notice to a certificate delivered by notice pursuant to Section 11 hereof from the chief executive officer or chief financial officer of Guarantor to the effect that: (i) prior to and immediately after giving effect to such transaction, no Event of Default shall exist under any Loan Document; and (ii) immediately after giving effect to such transaction, the tangible net worth and the ratio of total capitalization to indebtedness (calculated in accordance with GAAP) of Guarantor, or any successor entity into which Guarantor is merged, shall not be less than that of the Guarantor immediately prior to such transaction.

          (D) TRANSFER OF ASSETS. Sell, transfer, lease, or otherwise dispose of any of its assets, except in the ordinary course of business.

          (E) LOANS AND INVESTMENTS. Make any loan or advance to, or make any investment in, or make any capital contribution to, or purchase or make any commitment to purchase any stocks, bonds, notes or other securities of, any person or entity, except for: (i) loans to or investments in Colorado Greenhouse, Inc. or Colorado Greenhouse, LLC, or other subsidiaries of Guarantor permitted hereunder, (ii) securities or deposits issued or fully insured as to payment by the United States of America or any agency thereof; and (iii) stock in, or obligations of, Lender.

          (F) CONTINGENT LIABILITIES. Assume, guarantee, become liable as a surety, endorse, contingently agree to purchase, or otherwise be or become liable, directly or indirectly (including, but not limited to, by means of a maintenance agreement, an asset or stock purchase agreement, or any other agreement designed to ensure any creditor against loss), for or on account of the obligation of any person or entity, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of the Guarantor's business.

          (G) CHANGE IN BUSINESS. Engage in any business activities or operations substantially different from or unrelated to the Guarantor's present business activities or operations.

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     SECTION 10  EXPENSES.  In the event Lender employs counsel to protect or enforce its rights hereunder against the Guarantor, all reasonable attorneys' fees arising from such services and all out-of-pocket expenses, costs, and charges in any way or respect arising in connection therewith or relating thereto shall be paid by such Guarantor.

     SECTION 11 NOTICES. All notices provided for herein shall be writing (including facsimile) and shall be deemed to be duly given upon delivery if personally delivered or sent by telegram or facsimile transmission or three days after mailing if sent by express mail, certified mail, registered mail or other delivery service providing a return receipt therefor, to the following addresses or facsimile numbers or to such other address or facsimile number as either party may specify by notice to the other: (a) If to Lender, to Colorado Springs Production Credit Association, 3625 Citadel Drive South, P.O. Box 9290, Colorado Springs, Colorado 80932-9290, Facsimile No. (719) 570-6894; and (b) if to the Guarantor, to Colorado Greenhouse Holdings, Inc., 6811 Weld County Road 31,
P.O. Box 309, Fort Lupton, Colorado 80621, Facsimile No. (303) 857-4049.

     SECTION 12 TERM OF AGREEMENT. This Agreement and all guarantees, covenants and agreements of the Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations shall be paid or otherwise discharged in full.

     SECTION 13 AMENDMENTS, ETC. This writing is intended by the parties as a final expression of their agreement and is also intended as a complete and exclusive statement of the terms of that agreement. No amendment or waiver of any provision of this Guarantee nor consent to any departure by the Guarantor herefrom shall be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 14 NO WAIVER; REMEDIES. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     SECTION 15 GOVERNING LAW. Except to the extent governed by applicable Federal law, this Guarantee shall be governed by and construed in accordance with the laws of the State of Colorado, without reference to choice of Law doctrine.

     SECTION 16 NOTICE OF ACCEPTANCE. The Guarantor hereby waives notice of acceptance hereof.


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

SECURED CONTINUING GUARANTEE OF PAYMENT

SIGNATURE PAGE



     SECTION 17 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR AND LENDER HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.


     IN WITNESS WHEREOF, the Guarantor has caused this Secured Continuing Guarantee of Payment to be executed by its duly authorized officer as of the date shown above.


COLORADO GREENHOUSE HOLDINGS,
INC.



By: /s/ Edward Wetherbee
   ---------------------------

Title: Chief Executive Officer
      ------------------------


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